EXHIBIT 23.2


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Board of Directors
Simtrol, Inc.


We hereby consent to the incorporation by reference of our report dated May 16, 2003, appearing in your Annual Report on Form 10-KSB for the year ended December 31, 2003, in the Company's previously filed Registration Statements, file numbers 33-44036, 33-44035, 33-55094, 33-56856, 33-72512, 33-81314, 333-728,
33-85754, 333-15123, 333-18237, 333-18239, 333-30597, 333-44407, 333-48635, and
333-83035, 333-87561, and 333-35578.


/s/ Grant Thornton LLP

Atlanta, Georgia
March 30, 2004